SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-12


                          UNITED INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  Not applicable.
        ------------------------------------------------------------------------
    (5) Total Fee Paid:  Not applicable.
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:  Not applicable.
        ------------------------------------------------------------------------
    (3) Filing Party:  Not applicable.
        ------------------------------------------------------------------------
    (4) Date Filed:  Not applicable.
        ------------------------------------------------------------------------

PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717

                                     URGENT

      The United Industrial Corporation Annual Meeting is only days away.

           YOUR VOTE IS IMPORTANT - YOU CAN VOTE TODAY BY A TOLL-FREE
                                 TELEPHONE CALL


Dear United Industrial Shareholder:

The Annual Meeting of Shareholders is only a few days away. Although there can be no assurance of success, your Board believes that the best price for the Company and the greatest value for shareholders can be achieved by allowing the current sales process to continue forward uninterrupted, under the leadership of Dick Erkeneff and Page Hoeper. We therefore urge you to vote your shares for Messrs. Erkeneff and Hoeper today by a toll-free telephone call. Just follow the instructions below.

Even if you have already returned a WHITE proxy card, we strongly urge you to vote by a toll-free telephone call to ensure that your vote is received in time to be counted at the Annual Meeting. Please follow the instructions below.

If you have any questions, or require any assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-266-1890.

Thank you for your support.

/s/ Harold S. Gelb           /s/ Susan Fein Zawel        /s/ Joseph S. Schneider
Harold S. Gelb               Susan Fein Zawel            Joseph S. Schneider


            /s/ Richard R. Erkeneff           /s/ Paul J. Hoeper
            Richard R. Erkeneff               Paul J. Hoeper


      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.    Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8842, United Industrial Corporation.

3.    State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                   Name:              (NA.1)
                   Broker:            (Broker)
                   Control Number:    (ControlNum)
                   Number of Shares:  (NumShares)

5.    Give the operator your voting preferences, using the proxy text below.


UNITED INDUSTRIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OCTOBER 4, 2002


The undersigned hereby appoints Harold S. Gelb, Joseph S. Schneider and Susan Fein Zawel or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

This Proxy, when properly executed, will be voted in the manner directed herein. With respect to the election of directors (Proposal 1), where no vote is specified, or where the box for all nominees is marked, the cumulative votes represented by a proxy will be cast at the discretion of the proxies named herein in order to elect as many nominees as believed possible under the then prevailing circumstances. If you withhold your vote for an individual nominee, all of your cumulative votes will be distributed among the other nominees at the discretion of the proxies. With respect to Proposal 2, where no vote is specified, this proxy will be voted for such proposal. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting, if no instruction to the contrary is indicated.


ELECTION OF DIRECTORS - NOMINEES: Richard R. Erkeneff and Paul J.
   Hoeper

( ) FOR         (  ) WITHHELD     (  ) FOR, except vote WITHHELD
                                          from the following
                                          nominees(s):

      INSTRUCTIONS: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, GIVE THAT INDIVIDUAL NOMINEE'S NAME TO THE OPERATOR)


To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2002.

   (  ) FOR        (  ) AGAINST         (  ) ABSTAIN

In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.

   (  ) FOR        (  ) AGAINST         (  ) ABSTAIN


NOTE: Please give your name to the operator exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer.


















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